EXHIBIT 32.1

STATEMENT OF
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kanwar J. S. Chadha, certify that pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

The Quarterly Report on Form 10-QSB for the quarter ended October 31, 2004 of Entrada Networks, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Quarterly Report on Form 10-QSB for the quarter ended October 31, 2004 of Entrada Networks, Inc. fairly presents, in all material respects, the financial condition and results of operations of Entrada Networks, Inc.

_/s/ Kanwar J. S. Chadha ___
Name: Kanwar J. S. Chadha, Ph.D.
President and Chief Executive Officer
Date: December 15, 2004